PRESS RELEASE

JMG Exploration, Inc. Acquires Ad-Vantage Networks, Inc.

Glendale, Calif. -- (BUSINESS WIRE) – Aug. 31, 2012 – JMG Exploration, Inc. (OTCBB: JMGE), a Nevada corporation (JMG), announced today that it acquired Ad-Vantage Networks, Inc. (ADVN), a Delaware corporation based in Glendale, California, pursuant to a merger of JMG's wholly owned subsidiary with ADVN (the Merger). ADVN provides digital advertising software and service solutions that enable access providers and network operators to generate advertising revenues on their free and fee-based networks.

As part of the Merger:

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ADVN became a wholly owned subsidiary of JMG.

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Justin Yorke resigned as JMG’s Chief Executive Officer, President and Chief Financial Officer and the executive officers of ADVN became JMG’s new executive officers.

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The directors of JMG prior to the Merger will continue to serve as directors of JMG until such time as they resign following compliance with Section 14(f) of the Exchange Act waiting period.

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David S. Grant, JMG’s new Chief Executive Officer and President, and Sanjeev Kuwadekar, JMG’s new Chief Technology Officer, joined JMG’s Board of Directors, with Mr. Grant becoming Chairman of the Board.

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Robert Burg, Ed Cerkovnik and Donald Wells were also nominated as new Directors, with such appointments to become effective following compliance with Section 14(f) of the Exchange Act waiting period.

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JMG agreed, as soon as reasonably practicable following the closing of the Merger, to (i) amend its articles of incorporation, to increase the authorized number of shares of its common stock from 25,000,000 to 100,000,000 and (ii) effect a one-for-two reverse stock split of its common stock.

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JMG issued 169,973.98 shares of newly authorized Class M Preferred Stock to the stockholders of ADVN.

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Upon effecting (i) the increase in the authorized number of shares of JMG common stock and (ii) the reverse stock split, each share of Class M Preferred issued to the ADVN stockholders pursuant to the Merger will automatically convert into one hundred shares of JMG common stock, or an aggregate of 16,997,398 shares.

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JMG agreed to dispose of or spin-off its oil and gas operations and assets, with the proceeds from any such disposition or spin-off being allocated to the pre-Merger JMG stockholders.

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JMG agreed to change its name to Ad-Vantage Networks Holding, Inc.

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JMG agreed to file a registration statement with respect to certain of shares of common stock issuable upon the conversion of the shares of Class M Preferred.

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Certain members of the ADVN executive team agreed to lock-up their JMG securities for a period of 12 months following the closing of the Merger.

As a result of the Merger, the prior stockholders of JMG, as a group, own approximately 13.8% of the issued and outstanding post-Merger shares of JMG and the prior stockholders of ADVN, as a group, own the balance, approximately 86.2%, before giving effect to any outstanding options, warrants and other issuances.

About JMG

JMG, based in Pasadena, California, was incorporated under the laws of the State of Nevada in July, 2004 for the purpose of exploring for oil and natural gas in the United States and Canada. All of JMG’s properties under development, with the exception of the Pinedale natural gas wells and adjacent undeveloped land, failed to meet JMG’s developmental objectives and were sold as of January, 2008.  The Pinedale wells, associated land and any remaining oil and gas properties will be disposed of or spun-off by JMG after the Merger, with the proceeds from any disposition or spin-off being distributed to pre-Merger JMG stockholders.

About Ad-Vantage Networks

Ad-Vantage Networks (now operating as AdVantage Networks) is a digital advertising technology company that develops solutions which enable Internet access providers to monetize their networks by creating a virtual last-mile advertising network platform.  AdVantage Networks innovative, proprietary IP solution is an evolution to the existing online advertising paradigm that gives Network Providers a way to generate advertising revenue on the networks they provide to the user, without affecting the end-user experience. Ad-Vantage was incorporated in Delaware in July, 2010.  Its office is located at 600 N. Brand Boulevard, Suite 230, Glendale, California 91203 and its telephone number is (818) 549-5710.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities of JMG in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward Looking Statements

This release contains forward-looking statements. Actual results may differ from those projected due to a number of risks and uncertainties, including, but not limited to the possibility that some or all of the matters and transactions considered by JMG may not proceed as contemplated, and by all other matters specified in JMG’s filings with the Securities and Exchange Commission. These statements are made based upon current expectations that are subject to risk and uncertainty.  JMG does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in JMG’s filings with the Securities and Exchange Commission, including its most recent periodic report.

Contact:

MEDIA AND INVESTOR INQUIRIESValerie Christopherson or Lora FriedrichsenGlobal Results Communications for AdVantage Networksadvantage@globalresultspr.cominfo@ADVN.com

(949) 608-0276